UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2015, Jason T. Kalisman provided notice to Morgans Hotel Group Co. (the “Company”) of his resignation as the Company’s Interim Chief Executive Officer, effective immediately, so that he can focus more time on personal matters. Mr. Kalisman will remain a member of the Company’s Board of Directors (the “Board”) and the Board’s Special Transaction Committee.

In connection with Mr. Kalisman’s resignation, on May 19, 2015, the Company announced that Richard Szymanski will temporarily serve as its principal executive offer for securities law reporting purposes, effective immediately. Mr. Szymanski has served as the Company’s Chief Financial Officer since 2005 and will remain in that position. Additional biographical information about Mr. Szymanski is contained in the Company’s proxy statement filed with the Securities and Exchange Commission on April 15, 2015.

A copy of the press release announcing Mr. Kalisman’s resignation and Mr. Szymanski’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2015, the Company held its 2015 annual meeting of stockholders (the “2015 Annual Meeting”). At the 2015 Annual Meeting, the four matters set forth below were submitted to votes of the Company’s stockholders.

1.	Election of Directors—The Company’s stockholders elected the following nine nominees as directors for one-year terms expiring when their successors are duly elected and qualified: John Brecker, Andrew Broad, Kenneth E. Cruse, John L. Dougherty, Martin L. Edelman, Jason T. Kalisman, Howard M. Lorber, Bradford B. Nugent and Michelle S. Russo. The number of votes cast for and withheld for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
John Brecker	14,994,058	10,711,494	5,281,248
Andrew Broad	20,903,197	4,802,355	5,281,248
Kenneth E. Cruse	25,548,885	156,667	5,281,248
John J. Dougherty	19,747,453	5,958,099	5,281,248
Martin L. Edelman	14,566,188	11,139,364	5,281,248
Jason T. Kalisman	20,828,818	4,876,734	5,281,248
Howard M. Lorber	14,093,052	11,612,500	5,281,248
Bradford B. Nugent	20,949,003	4,756,549	5,281,248
Michelle S. Russo	20,903,211	4,802,341	5,281,248

2.	Ratification of Appointment of Independent Registered Public Accounting Firm—The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstained
30,924,395	56,519	5,886

3.	Advisory Vote on Executive Compensation—The stockholders approved, by a non-binding, advisory vote, the compensation paid to the Company’s named executive officers. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstained	Broker Non-Votes
25,646,377	56,846	2,329	5,281,248

4.	Vote on Non-binding Stockholder Proposal Regarding Stockholders’ Ability to Call a Special Meeting—The stockholders did not approve the proposal presented by UNITE HERE urging the Company to take all steps necessary, in compliance with applicable law, to allow stockholders the right to call a special meeting with the consent of 25% or more of outstanding shares. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstained	Broker Non-Votes
6,288,772	19,415,593	1,187	5,281,248

Item 8.01	Other Events.

Following the re-election of the Board at the 2015 Annual Meeting as set forth in Item 5.07 above, the Board elected Howard M. Lorber to serve as Chairman of the Board.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: May 19, 2015	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 19, 2015.